Exhibit 10.21
AMENDMENT #2 TO SHAREHOLDERS’ AGREEMENT IN RESPECT OF MA’ADEN IVANHOE ELECTRIC EXPLORATION AND DEVELOPMENT LIMITED COMPANY

This Second Amending Agreement is made on January 1, 2024 (this “Second Amending Agreement”)
Between:
(1)SAUDI ARABIAN MINING COMPANY (MA’ADEN), a joint stock company established pursuant to Royal Decree No. M/17 dated 14/11/1417H (corresponding to 23 March 1997) and existing under the laws of the Kingdom of Saudi Arabia with commercial registration number 1010164391 dated 10/11/1421 H. (corresponding to 4 February 2001) and whose principal office is at Abu Baker Al Sadeeq Road (Exit 6), P.O. Box 68861, Riyadh 11537, the Kingdom of Saudi Arabia (“Ma’aden”);
(2)IVANHOE ELECTRIC MENA HOLDINGS LTD., a corporation incorporated under the laws of France, with registration number 951 524 479 R.C.S. Toulouse, having its registered office at 30 Boulevard de Thibaud, 31100 Toulouse, France (“IE Mena”);
(3)IVANHOE ELECTRIC INC., a corporation incorporated under the laws of Delaware, USA, with registration number 3239208, having its registered office at 251 Little Falls Drive, Wilmington, Delaware 19808 (“IE Parent”); and
(4)MA’ADEN IVANHOE ELECTRIC EXPLORATION AND DEVELOPMENT LIMITED COMPANY, a limited liability company existing under the laws of the Kingdom of Saudi Arabia with commercial registration number 1010890891 and whose principal office is at 8100, Abi Bakr Al Siddiq Road, Al Masyaf, Riyadh 12468 – 3996 (the “Company”).
Ma’aden, IE Mena and IE Parent are hereinafter individually referred to as a “Party” and collectively as the “Parties”.
Whereas:
(A)The Parties have previously entered into a shareholders’ agreement in relation to the Company dated 6 July 2023 (corresponding to 18/12/1444H) (the “SHA”).
(B)The Parties amended the SHA effective November 1, 2023 (the “First Amending Agreement”).
(C)The Parties now wish to further amend some terms of the SHA in accordance with this Second Amending Agreement to provide for a position of Deputy General Manager.
It is agreed:
1.Unless the context requires otherwise, capitalised terms used in this Second Amending Agreement shall have the same meaning given to those terms in the SHA.
2.With effect from the date of this Second Amending Agreement, the Parties agree that the SHA shall be amended as follows:
(a)by the insertion of the following definition alphabetically in Clause 1.1 as follow:
“Deputy General Manager” means the deputy general manager of the Company from time to time;
(b)by amending the heading of Clause 20 to read “General Manager and Deputy General Manager”.
(c)by the insertion of a new Clause 20.5 following Clause 20.4 as follow:
20.5 Deputy General Manager
20.5.1     The Deputy General Manager shall be an employee of the Company reporting to the General Manager and shall be appointed by the Board. The Deputy General Manager shall not serve on the Board or the Technical

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Committee while holding the position of Deputy General Manager. The role of the Deputy General Manager is to assist the General Manager in the administration of the Company.
20.5.2    The General Manager shall delegate such powers of the General Manager to the Deputy General Manager as the General Manager determines are necessary or advisable in order to enable the Deputy General Manager to perform its duties as a General Manager. For the avoidance of doubt, the Deputy General Manager shall have no greater powers or duties than those of the General Manager pursuant to the terms of the Agreement.
20.5.3    Where the role of the General Manager is not at any time filled (including due to vacancy, death, incapacity, resignation, or removal), the Deputy General Manager shall have, and shall assume, all of the rights, duties, responsibilities and obligations of the General Manager as provided for in the Agreement but only for so long as the role of the General Manager is not filled.
20.5.4    The Deputy General Manager shall be removed from that position automatically upon his or her death, incapacity, resignation or removal. The Deputy General Manager may be removed by the General Manager or by the Board at any time, in each case subject to any employment agreement in place with the Deputy General Manager.
(d)by the amendment of Clause 17.6.22 to insert the words “and Deputy General Manager” following “General Manager” as follow:
17.6.22 subject to Clause 20.3 (Removal) and Clause 20.5.4, the appointment, termination or removal of the General Manager and the Deputy General Manager;
(e)by the amendment of Clause 25.3.1 as follow to insert the words “and the Deputy General Manager”:
25.3 Compliance with Applicable Law

Each Shareholder undertakes to the other Shareholders that it shall:
25.3.1 use its reasonable efforts to procure that the Company shall comply in all material respects with all Applicable Laws and that its nominated Directors and members of the Board and Technical Committee, as well as the General Manager and the Deputy General Manager, shall take appropriate steps to further such compliance;

3.The amendment of the SHA pursuant to this Second Amending Agreement shall constitute a variation of the SHA in accordance with Clause 36.7 (Amendment) of the SHA.
4.Save as amended in accordance with Clause 2 above and the First Amending Agreement, the provisions of the SHA are confirmed and shall continue in full force and effect.
5.Each of the Parties shall from time to time and at their own cost do, execute and deliver or procure to be done, executed and delivered all such further acts, documents and things required by law or as may be necessary or desirable to give full effect to this Second Amending Agreement and the rights, powers and remedies conferred under this Second Amending Agreement.
6.The Parties agree that the following clauses of the SHA shall apply to this Second Amending Agreement as if incorporated into this Second Amending Agreement in full with any amendments necessary in the context of this Second Amending Agreement: Clauses 1.2 (Interpretation) 31 (Governing Law), 32 (Disputes), 33 (Language), 35 (Notices) and 36.5 (Entire Agreement), 36.7 (Amendment), 36.8 (Articles of Association), 36.9 (No Partnership) and 36.10 (Counterparts).

[Signatures over page]

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This Agreement has been entered into by the Parties on the date first above written.

SAUDI ARABIAN MINING COMPANY (MA’ADEN)

/s/ Robert Wilt
Signature of authorized representative
Name: Robert Wilt
Title: Chief Executive Officer

IVANHOE ELECTRIC INC.

/s/ Taylor Melvin
Signature of authorized representative
Name: Taylor Melvin
Title: President and CEO

IVANHOE ELECTRIC MENA HOLDINGS LTD.

/s/ Mark Gibson
Signature of authorized representative
Name: Mark Gibson
Title: President

MA’ADEN IVANHOE ELECTRIC EXPLORATION AND DEVELOPMENT LIMITED COMPANY

/s/ Louis Irvine
Signature of authorized representative
Name: Louis Irvine
Title: Chairman

/s/ Quentin Markin
Signature of authorized representative
Name: Quentin Markin
Title: Board Member

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